Exhibit 5.2

August 7, 2017

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

Ladies and Gentlemen:

We have acted as special counsel to McCormick & Company, Incorporated, a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s post-effective amendment no. 1 to the registration statement on Form S-3 (No. 333-207757) (excluding the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of its debt securities (the “Debt Securities”). The Debt Securities are being registered under the Registration Statement and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. Unless otherwise provided in a prospectus supplement forming part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities are to be issued under an indenture, dated July 8, 2011 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as may be amended or supplemented (the Base Indenture, as so amended or supplemented, the “Indenture”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein; and

(b)	an executed copy of the Base Indenture incorporated by reference as an exhibit to the Registration Statement.

McCormick & Company, Incorporated, p. 2

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, upon the due execution, authentication and delivery of the Debt Securities in accordance with the terms of the Indenture, when such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, such Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinion expressed above, we have further assumed that (i) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will comply with all applicable laws; (ii) all Debt Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Debt Securities and in the manner stated in the Registration Statement, the prospectus and the related prospectus supplement, pricing supplement and/or term sheet describing the Debt Securities and the offering thereof; (iii) the Registration Statement will be effective and will comply with all applicable laws at the time any Debt Securities are offered, issued, sold or delivered as contemplated by the Registration Statement, the prospectus, the applicable prospectus supplement, pricing supplement and/or term sheet; (iv) the terms of all Debt Securities will conform to the requirements therefor contained in the Base Indenture, and the terms of all Debt Securities will not violate any applicable law or conflict with any matter of public policy in New York, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Debt Securities will be offered, issued, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto and as set forth in the Registration Statement and the prospectus, prospectus supplement, pricing supplement or term sheet referred to therein; (vi)

McCormick & Company, Incorporated, p. 3

the offering, sale and issuance of the Debt Securities and the final terms, conditions and forms of the Debt Securities and the offering, sale and issuance thereof will be duly authorized by the Company and the Company will take all other appropriate corporate action to establish the terms, conditions and forms of the Debt Securities; (vii) the Company has duly authorized, executed and delivered, or will duly authorize, execute and deliver, as applicable, the Base Indenture, any applicable supplemental indenture, a definitive underwriting or similar agreement and any other agreement necessary with respect to the Debt Securities or contemplated by such Debt Securities and will take any other appropriate additional corporate action; and (viii) if issued in certificated form, certificates representing the Debt Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated or countersigned, and if issued in book-entry form, the Debt Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinion expressed above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that by statute, New York provides that a judgment or decree rendered in a currency other than the currency of the United States will be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Debt Securities or applicable agreement governing those Debt Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

In giving the foregoing opinion, we have assumed the correctness, without independent investigation, as to matters relating to the law of the State of Maryland, of the opinion of DLA Piper LLP (US), a copy of which is filed as Exhibit 5.1, and our opinion is subject to all of the limitations and qualifications contained therein. Except insofar as we have assumed the correctness of matters relating to the law of the State of Maryland, the foregoing opinion is limited to the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters” and to the use of this opinion as a part of the Registration Statement (Exhibit 5.2). In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

McCormick & Company, Incorporated, p. 4

The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sung K. Kang
Sung K. Kang, a Partner